EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS COMPLETES SECURE TECHNOLOGY TRANSACTION

Strategic Acquisition Expected to Strengthen Benchmark’s Position in Key End-markets

New Credit Facility of $430 million - $230 million term loan and $200 million revolver

ANGLETON, TX, November 12, 2015 – Benchmark Electronics, Inc. (NYSE: BHE)  today announced that it has completed its previously announced  acquisition of Secure Communication Systems, Inc. and its subsidiaries (collectively referred to as “Secure Technology” or “Secure”) for a purchase price of $230 million.

Founded in 1986, Secure has built a strong reputation as a leading provider of customized high performance electronics, sub-systems, and component solutions for mission critical applications.  The acquisition of Secure deepens Benchmark’s engineering capabilities and enhances Benchmark’s ability to serve customers in the highly regulated industrial, aerospace and defense markets.

“We are pleased to finalize this transaction and look forward to integrating Secure with Benchmark’s engineering organization,” said Gayla Delly, President and Chief Executive Officer of Benchmark.  “We are very excited to welcome Secure’s more than four hundred talented team members to Benchmark.  Together, we will offer an even broader range of capabilities and solutions to our customers through state-of-the art design, engineering, and manufacturing facilities.  We believe that, with the addition of Secure, our organization is now even better equipped to address the increasing technical challenges and requirements of our targeted higher value markets.  In addition, this acquisition drives more EPS and ROIC accretion than alternative uses of capital we evaluated, including a similar sized share buyback.”

The transaction was financed with borrowings under the Company’s new credit facility, which comprises a $230 million term loan and a $200 million revolver.  The acquisition is expected to enhance our revenue growth profile, increase operating margins and be immediately accretive to earnings per share.

J.P. Morgan Securities LLC acted as financial advisor to Benchmark, and Sheppard, Mullin, Richter & Hampton LLP acted as its legal counsel.  Harris Williams & Co. acted as financial advisor to Secure and O’Melveny & Myers LLP acted as its legal counsel in connection with the transaction.

About Benchmark Electronics, Inc.

Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers & related products for business enterprises, medical devices, and test & instrumentation products. Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “anticipate,” “predict,” “will,” “goals” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things, statements, express or implied, concerning future operating results or the ability to generate sales or income; Benchmark’s business and growth strategies; and the accretive effect and expected financial results of the acquisition.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally.  If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, in its other filings with the Securities and Exchange Commission and in its press releases.

###